UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009

______________________

FIRSTFED FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard Los Angeles, California		90066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 302-5600

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01  Other Events.

On July 23, 2009, FirstFed Financial Corp. (the “Company”) issued a press release announcing that it has extended the consent payment deadline for its cash tender offers and consent solicitations for any and all of its outstanding senior debt securities.  The press release announcing this extension of the consent payment deadline is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

 Item 9.01  Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTFED FINANCIAL CORP.
(Registrant)

July 23, 2009	By:	/s/ Babette E. Heimbuch
Babette E. Heimbuch
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 23, 2009.

Exhibit 99.1

FirstFed Financial Corp. Announces Extension of Consent Payment Deadline
for Tender Offers and Consent Solicitations

LOS ANGELES, California – July 23, 2009 – FirstFed Financial Corp. (the “Company”) announced today that it is extending the Consent Payment Deadline with respect to its previously announced cash tender offers and consent solicitations for its outstanding senior debt securities, which are listed in the table below (the “Securities”), from 5:00 p.m., New York City time, on July 27, 2009, to 5:00 p.m., New York City time, on August 10, 2009.

CUSIP Nos.	Principal Amount Outstanding	Title of Security	Tender Offer Price (1)	Consent Payment (1)	Purchase Price Including Consent Payment (1)
3379079Z4	$50,000,000	Fixed/Floating Rate Senior Debt Debentures due June 15, 2015	$180.00	$20.00	$200.00

337907AB5	$50,000,000	Fixed/Floating Rate Senior Debt Debentures due March 15, 2016	$180.00	$20.00	$200.00

337907AC3	$50,000,000	Fixed/Floating Rate Senior Debt Debentures due June 15, 2017	$180.00	$20.00	$200.00

(1) Per $1,000 principal amount of Securities.

Except for the extension of the Consent Payment Deadline, all other terms and conditions of the tender offers and consent solicitations remain unchanged.  The withdrawal deadline for the tender offers and consent solicitations has not been extended and, accordingly, holders may withdraw tendered Securities and revoke the related consent any time prior to the earlier of (i) 5:00 p.m., New York City time, on July 27, 2009 and (ii) the time and date indicated in a notice to the relevant trustee and announced in a press release when the Company has received valid tenders and the related consents from holders of at least seventy-five percent (75%) in principal amount of the relevant series of Securities, or a majority in principal amount of the relevant series if this condition is waived.

The tender offer and consent solicitation for each series of Securities will expire at 5:00 p.m., New York City time, on August 10, 2009, unless extended or earlier terminated by the Company (the "Expiration Date"). In order to be eligible to receive the purchase price, which includes the consent payment, as set forth in the table above, holders must validly tender, and not validly withdraw, their Securities prior to the Consent Payment Deadline.  Securities purchased in the tender offers will be paid for on the applicable settlement date for each tender offer, which, assuming the tender offers are not extended, will be promptly after the applicable Expiration Date.

The terms and conditions of the tender offers and consent solicitations are described in the Offer to Purchase and Consent Solicitation Statement, dated June 19, 2009 (as amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal and Consent.

Goldman, Sachs & Co. is acting as dealer manager for the tender offers and as solicitation agent for the consent solicitations. For additional information regarding the terms of the tender offers and consent solicitations, please contact Goldman, Sachs & Co. at (800) 828-3182 (toll free).  Requests for documents may be directed to the Corporate Secretary of the Company at (310) 302-5600.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any Securities. The tender offers and consent solicitations are being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and Consent, which set forth the complete terms of the tender offers and consent solicitations.

About FirstFed Financial Corp.

FirstFed Financial Corp. is a savings and loan holding company.  The Company owns and operates First Federal Bank of California, a federally chartered savings association.  The Company’s principal executive offices are located at 12555 W. Jefferson Boulevard, Los Angeles, California 90066, and its telephone number is (310) 302-5600.  Information about the Company, including corporate background and press releases, is available through the Company’s website at www.firstfedca.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Such risks and uncertainties include, but are not limited to, the ability and willingness of borrowers to pay their mortgage loans, which is affected by external factors such as interest rates, the California real estate market and the strength of the California market, in particular employment levels; fluctuations between consumer interest rates and the cost of funds; federal and state regulation of lending, deposit and other operations, including the regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be, subject; competition for financial products and services within the Bank’s market areas; operational and infrastructural risks; capital market activities; critical accounting estimates; and such other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT INFORMATION:

James P. Giraldin
President and Chief Operating Officer
FirstFed Financial Corp.
(310) 302-1713